UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2017
Date of Report (Date of earliest event reported)

Ecology and Environment, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Ecology and Environment, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 20, 2017, the results of which were certified by the Inspector of Election, First Coast Results, Inc., on April 24, 2017. At the meeting, shareholders:

(a) elected two (2) Class A nominees and five (5) Class B nominees for election as Directors of the Company,

(b) approved the adoption of the Company’s 2016 Stock Award Plan,

(c) approved, on an advisory basis, the compensation paid to the Company’s Named Executives, and

(d) approved the appointment of Ernst & Young LLP as Auditors for fiscal year 2017.

Set forth below are the names of the nominees for election as Director of the Company, and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes and the results for the voting on the proposals (i) adopting the Company’s 2016 Stock Award Plan, (ii) the advisory vote approving the 2016 compensation paid to the Company’s named executive officers and (iii) approving the appointment of Ernst & Young LLP as Auditors.

Class A Nominee	Votes For	Votes Withheld	Broker Non-Votes
Justin C. Jabobs	1,371,318	11,074	-0-
Michael El-Hillow	1,268,158	114,234	-0-

Class B Nominee	Votes For	Votes Withheld
Frank B. Silvestro	983,703	58,402
Gerald A. Strobel	986,803	55,302
Ronald L. Frank	986,803	55,302
Marshall A. Heinberg	986,803	55,302
Michael C. Gross	986,803	55,302

Adoption of 2016 Stock Award Plan	For	Against	Abstain	Broker Non-Votes
Class A Common Stock (@ 1/10 vote per share)	176,527	14,213	16,289	-0-
Class B Common Stock (@ 1 vote per share)	968,688	73,417	-0-	-0-

Advisory Vote for Compensation	For	Against	Abstain	Broker Non-Votes
Class A Common Stock (@ 1/10 vote per share)	182,804	7,318	16,906	-0-
Class B Common Stock (@ 1 vote per share)	965,588	73,417	3,100	-0-

Appointment of Ernst & Young LLP as Auditors	For	Against	Abstain	Broker Non-Votes
Class A Common Stock (@ 1/10 vote per share)	206,139	401	489	-0-
Class B Common Stock (@ 1 vote per share)	694,751	292,052	55,302	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.

By	/s/ Gerard A. Gallagher III
Gerard A. Gallagher III, President

Dated: April 27, 2017